SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C.  20549

                                   FORM 8-K


                                CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       November 10, 2003



                            THE YORK WATER COMPANY
            (Exact name of Registrant as specified in its Charter)



Pennsylvania                       0-690                      23-1242500
(State or other jurisdiction   (Commission              (I.R.S. Employer
 of incorporation)             File Number)          Identification No.)



130 East Market Street, York, Pennsylvania                         17401
(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number including Area Code           717-845-3601




         (Former name or former address, if changed since last report.)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits

     99.1Press Release, Dated November 10, 2003, issued by The York Water
Company.

Item 12.  Disclosure of Results of Operations and Financial Condition.

On November 10, 2003, The York Water Company issued a press release announcing its third quarter 2003 financial results. The press release is being furnished with this Current Report on Form 8-K Exhibit 99.1 and is hereby incorporated herein by reference. This report (including the exhibit) shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Registrant pursuant to the Securities Act of 1933, a amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Exhibit 99.1

News Release                                          THE YORK WATER COMPANY

                                                      130 East Market Street
                                                             York, PA  17401

Contact:  Jeffrey S. Osman, President & Chief Executive Officer
  Or
          Kathleen M. Miller, Chief Financial Officer

Phone:   (717) 845-3601                                FOR IMMEDIATE RELEASE


                                 YORK WATER COMPANY
                        REPORTS IMPROVED NINE MONTH EARNINGS

           York, Pennsylvania, November 10, 2003: The York Water Company's (Nasdaq: YORW) President, Jeffrey S. Osman, announced today the Company's financial results for the third quarter and the first nine months of 2003.

President Osman reported that quarterly operating revenues of $5,786,000 increased 9.7% over the third quarter of 2002, and that quarterly net income of $1,494,000 increased 33.9% compared to the third quarter of 2002. President Osman also reported that the first nine months' operating revenues of $15,592,000 increased 5.1% over the first nine months of 2002, and that net income of $3,301,000 increased 13.4% compared to the first nine months of 2002. Increased revenues and net income resulted from the addition of more than 800 new customers and a rate increase approved by the Pennsylvania Public Utility Commission effective June 26, 2003.

During the first nine months of 2003 the Company spent over $5.9 million on construction projects, primarily on its water distribution system to expand its service territory, and additionally on the Susquehanna River pipeline project and various main relinings. The Company installed over 68,000 feet of pipe through the first nine months of 2003.

                                           Period Ended September 30
                                          In 000's (except per share)
                                           Quarter           Nine Months
                                    2003     2002       2003       2002

Water Operating Revenues          $5,786    $5,276    $15,592    $14,832
Net Income                        $1,494    $1,116     $3,301     $2,912
Average Number of Common Shares
 Outstanding                       6,380     6,324      6,380      6,324
Basic Earnings Per Common Share    $0.24     $0.18      $0.52      $0.46
Dividends Paid Per Common Share    $0.13     $0.13      $0.40      $0.39

                                        ###

                                  SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            The York Water Company
                                                           (Registrant)


Dated:  November 10, 2003               By: /S/ Kathleen M. Miller
                                            (Kathleen M. Miller)
                                            Chief Financial Officer